Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-190795, 333-168273, 333-135773, 333-107470, 333-14533, 333-57503 and 333-49865 on Form S-8 and in Registration Statement No. 333-205175 on Form S-3 of our reports dated April 14, 2016, with respect to the consolidated financial statements of Cherokee Inc. and the effectiveness of internal control over financial reporting of Cherokee Inc. included in this Annual Report (Form 10-K) for the year ended January 30, 2016.

/s/ ERNST & YOUNG LLP

Los Angeles, California

April 14, 2016